Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 9, 2006 (except for paragraph 10 of Note 17, as to which the date is June 30, 2006, and Note 20, as to which the date is October 6, 2006) relating to the consolidated financial statements and financial statement schedule of ORBCOMM Inc. appearing in the Registration Statement on Form S-1 of ORBCOMM Inc. (Registration No. 333-134088).

/s/ DELOITTE & TOUCHE LLP

New York, New York
December 20, 2006